UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of February 24, 2012, Arrhythmia Research Technology, Inc. (“ART”) and its wholly owned subsidiary, Micron Products, Inc. (“Micron”) (collectively, the “Company”) entered into an Amendment to Master Lease Agreement (the “Amendment”) with RBS Asset Finance, Inc., a New York corporation (“RBS”). The amendment amends the Master Lease Agreement dated as of December 30, 2009 between Micron and RBS pursuant to which RBS provided a $1 million lease line capacity. Pursuant to the Master Lease Agreement, an aggregate of $677,810 of equipment was purchased by Micron during 2009 with a five year operating lease obligation requiring payments totaling $146,867 in 2010, and $139,690 for each year following until 2014.

Pursuant to the Amendment, ART was added as a lessee under the Master Lease Agreement on a joint and several basis with Micron. In addition as of February 24, 2012, pursuant to the Amendment, RBS and the Company entered into a Lease Schedule No. 003 (the “Schedule”) under which Schedule the Company acquired an aggregate of $523,269 of additional equipment and granted RBS a security interest in such additional equipment. Commencing April 1, 2012 through March 1, 2017, the Company's basic rent under the Schedule will be $9,559 per month.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 1st day of March, 2012.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer